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                                                                      EXHIBIT 5


                        OPINION OF TROUTMAN SANDERS LLP

                              Troutman Sanders LLP
                               NationsBank Plaza
                     600 Peachtree Street N.E., Suite 5200
                          Atlanta, Georgia 30308-2216
                           Telephone: (404) 885-3000
                           Facsimile: (404) 885-3995


                                  May 27, 1998




ASA Holdings, Inc.
100 Hartsfield Centre Parkway
Suite 800
Atlanta, Georgia 30354
Attention: Mr. George F. Pickett

         Re:      Registration Statement on Form S-8
                  ASA Holdings, Inc. 1998 Nonqualified Stock Option Plan for Non-Employee Directors

Ladies and Gentlemen:

         We have examined a copy of the registration statement on Form S-8 proposed to be filed by ASA Holdings, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 250,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), reserved for issuance in connection with options to be granted under the Company's 1998 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

         We are of the opinion that, subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan and the respective stock option agreements entered into, under and in accordance with the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

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         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.


                                   Sincerely,

                                   /s/ Troutman Sanders LLP

                                   TROUTMAN SANDERS LLP